UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

(Amendment No.)

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

PetSmart, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The following are key messages and FAQs that will be sent to certain employees of PetSmart, Inc.

PetSmart Corporate Communications

Key Messages and FAQs

December 2014

Key Messages

•	Following a thorough review of strategic alternatives, we have reached a definitive agreement to be acquired by a consortium led by BC Partners for $83 per share, or approximately $8.7 billion.

•	Our board began this review over the summer and after an exhaustive process decided that a sale to BC Partners is in the best interest of our shareholders and our company.

•	BC Partners is a leading, highly-accomplished private equity firm focused on supporting companies, and has a strong track record of helping businesses grow. Other companies in which BC Partners has investments include: Allflex, worldwide leader in animal identification, Suddenlink, a cable operator in the US, and Migros, the largest mass retailer in Turkey.

•	BC Partners has the highest praise for our associates and our business, and is eager to help us continue executing on our strategic plan. They are extremely supportive of our strategic initiatives to drive traffic into our stores by expanding our pet food offerings, growing our range of proprietary and exclusive products, further developing our omni-channel capabilities and creating a more personalized customer experience.

•	We will also continue to implement our plans to achieve the $200 million in cost savings as part of our profit improvement program.

•	In light of these recent developments, one thing remains clear – PetSmart is a healthy company with a great future.

•	This announcement is the first step in a process that will take several months. The transaction requires shareholder and regulatory approval and is expected to close in the first half of 2015.

•	We will continue to provide additional details as we move towards closing the transaction. Until then, it is important that we all remain focused on continuing to do what we do well: strengthening customer relationships and delivering great value for our pet parents.

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FAQs

1)	Why did the board decide to take the company private?
•	The Board of Directors undertook an exhaustive review of strategic alternatives to maximize value for PetSmart’s shareholders and determined that a sale is the best way to maximize value for our shareholders, providing immediate and substantial cash value, as well as a compelling 39% premium to our unaffected closing price on July 2, 2014.
•	Partnering with BC Partners will enable us to benefit from their substantial resources and experience and give us more flexibility to invest in our strategy and future growth.

2)	What needs to happen between now and close?
•	We expect to close in the first half of 2015. The transaction is subject to approval by PetSmart’s shareholders, regulatory approval and other customary closing conditions.

3)	Why was PetSmart acquired by a consortium?
•	It is not uncommon for private equity firms to partner with other investors on transactions like this. BC Partners will be leading the consortium which will include several of its limited partners.

4)	What are the benefits of this transaction for PetSmart employees?
•	Partnering with BC Partners will enable us to benefit from their substantial resources and experience. It will also allow us to focus on executing our strategy and making decisions to drive performance over the long-term rather than focusing on short-term, quarter-to-quarter results.

5)	Are there any immediate changes that the buyer is expected to make? How will this affect the day-to-day operations at PetSmart?
•	The transaction has not yet closed, and for now we expect things to remain business as usual.
•	As we approach the close of the deal, we will provide any material updates as they become available.

6)	Will the current leadership team stay in place following the transaction?
•	We can’t speculate on what happens post-close but can say that the buyer is aligned with our leadership team and our objectives.

7)	Will there be layoffs as a result of the transaction?
•	It’s premature to speculate.
•	It’s important for you to stay focused on what you do so well – delivering for our customers and driving our business.
•	It’s important to note that it is in the buyer’s interest to retain talent to help grow the business.
•	As we approach the close of the deal, we will provide any material updates as they become available.
8)	What changes should we expect when PetSmart is no longer a public company?
•	Being private will allow us to focus more on executing our strategy and making decisions to drive performance over the long-term and focus less on short-term, quarter-to-quarter results.
•	It’s too early to speculate on any other possible changes.

9)	How will this acquisition agreement affect Banfield?

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It’s far too early to speculate on what will happen; however, Banfield continues to be a key differentiator for PetSmart.

10)	How will the transaction affect my PETM equity awards?
•	All of your unvested PETM equity awards will vest upon completion of the transaction.
•	For stock options that are unexercised at closing, you will receive $83 for each share covered by the options, minus the exercise price and minus any applicable tax withholdings.
•	For restricted stock and restricted stock units, you will receive $83 for each share covered by an award, minus any applicable tax withholdings.
•	For performance stock units:
o	If the award was granted in FY 2012, the total number of shares covered by the award will depend on the company’s actual performance during the performance period. You will receive $83 for each share covered by the award, minus applicable tax withholdings.
o	If the award was granted in FY 2013, the total number of shares covered by the award will equal 109.6% of the target levels. You will receive $83 for each share covered by the award, minus applicable tax withholdings.
o	If the award was granted in FY 2014, the total number of shares covered by the award will equal 150.0% of the target levels. You will receive $83 for each share covered by the award, minus applicable tax withholdings.
•	Note that the completion of the transaction is subject to many conditions and it is possible that the transaction will not be completed, in which case the transaction will have no impact on your outstanding equity awards.

11)	How will the transaction affect my balances under the company’s deferred compensation plans?
•	Your balances under the deferred compensations plans will be distributed in connection with the completion of the transaction. We will provide more details as we get closer to the completion date.

12)	When will I receive my annual bonus for fiscal year 2014?
•	PetSmart typically pays annual bonuses in April.
•	If completion of the transaction has not occurred by the time the company typically pays bonuses, PetSmart expects to pay the bonuses in April, consistent with its past practice.
•	If completion of the transaction occurs prior to the time that the company typically pays bonuses, PetSmart will pay the bonuses within five business days following completion of the transaction.

13)	Will my benefits package (including 401k) change when PetSmart is no longer a public company?
•	We can’t speculate for the long term, but under the merger agreement, for one year following the completion of the transaction, the buyer has agreed to cause PetSmart to provide continuing employees with (1) base compensation and bonus opportunities that, in each case, are no less favorable than were provided to the employee immediately prior to the merger and (2) all other compensation and benefits that are comparable in the aggregate to those provided to the employee immediately prior to the merger (though the company may grant cash or other

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awards in lieu of granting equity awards). It’s important to note that the buyer is motivated to retain talent to help grow the business as well.

14)	Can I continue to purchase stock?
•	Yes, you will be able to continue to purchase stock until the deal closes, subject to policies governing insider trading and applicable securities laws.

15)	Will PetSmart continue to pay a shareholder dividend until the closing of the agreement?
•	No. PetSmart is prohibited by the merger agreement from paying dividends.

16)	Will the headquarters remain in the same location?
•	Yes. PetSmart will continue to be headquartered in Phoenix.

17)	What should I tell customers about this announcement?
•	Today’s announcement will have no impact on our customers. We are committed to continuing to provide them with the same level of high quality products and services they have come to expect from us.

18)	Who do I go to with questions about this announcement?
•	Please speak with your leader or your HR partner.

Forward Looking Statements

This communication contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. PetSmart, Inc. (“PetSmart”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “outlook,” “guidance” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to obtain PetSmart stockholder approval or the failure to satisfy any of the other closing conditions, (3) the risks related to the debt financing arrangements entered into in connection with the merger agreement, (4) the risks related to disruption of management’s attention from PetSmart’s ongoing business operations due to the transaction, (5) the effect of the announcement of the transaction on the ability of PetSmart to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, (6) changes in general economic conditions, (7) the effectiveness of PetSmart’s profit improvement program in reducing costs and increasing profitability, (8) conditions affecting customer transactions and average ticket including, but not limited to, weather conditions or other seasonal events, (9) PetSmart’s ability to compete effectively and maintain PetSmart’s supply chain, (10) PetSmart’s ability to effectively manage its growth and operations, (11) changes in PetSmart’s structure, and (12) changes in the legal or regulatory environment. Additional risks are described under Item 1A, “Risk Factors,” in PetSmart periodic filings with the Securities and Exchange Commission (“SEC”), including PetSmart’s annual report on Form 10-K for the year ended February 2, 2014 filed on March 27, 2014 and in PetSmart’s subsequently filed Form 10-Qs. Given these uncertainties, undue reliance should not be placed on

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these forward-looking statements. PetSmart does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed transaction, PetSmart will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, PETSMART’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that PetSmart files with the SEC (when available) from the SEC’s website at www.sec.gov and PetSmart’s website at www.petsmartfacts.com. In addition, the proxy statement and other documents filed by PetSmart with the SEC (when available) may be obtained from PetSmart free of charge by directing a request to PetSmart Investor Relations, 19601 N. 27th Avenue., Phoenix, AZ 85027, (623) 587-2025.

PetSmart and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from PetSmart stockholders with respect to the proposed acquisition of PetSmart. Security holders may obtain information regarding the names, affiliations and interests of such individuals in PetSmart’s Annual Report on Form 10-K for the fiscal year ended February 2, 2014, and its definitive proxy statement for the 2014 annual meeting of stockholders. Additional information regarding the interests of such individuals in the proposed acquisition of PetSmart will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and PetSmart’s website at www.petsmartfacts.com.

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